EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sykes Enterprises, Incorporated (Sykes) for the registration of 293,500 shares of its common stock and to the incorporation by reference therein of our report dated March 5, 1999, with respect to the consolidated financial statements of Sykes incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                             Ernst & Young LLP
Tampa, Florida
April 6, 1999